PROSPECTUS Dated                      Pricing Supplement No. 8
April 1, 1998                          Effective June 1, 1998




                  U.S. $1,000,000,000        Rule 424 (b)(3)
                                          Registration Statement
              FORD MOTOR CREDIT COMPANY        No. 333-45015

            VARIABLE DENOMINATION FLOATING
                  RATE DEMAND NOTES


            --------------------------------


                Interest Rate Per Annum
                ------------------------

Period      Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning   Under $15,000    $15,000-$49,999   $50,000 and over
---------   --------------   ---------------   ----------------

6/1/98         5.23%             5.43%                 5.63%